AMENDMENT TO THE
TRANSFER AGENCY AGREEMENT

Between

USAA Transfer Agency Company

And

USAA Mutual Funds Trust
(f/k/a USAA State Tax-Free Trust)

This Amendment amends the Transfer Agency Agreement originally dated the 13th day of November, 2002, as amended, by and between USAA TRANSFER AGENCY COMPANY, dba USAA Shareholder Account Services, (the Agreement) a corporation organized under the laws of the State of Delaware and having a place of business in San Antonio, Texas (“SAS”), and USAA MUTUAL FUNDS TRUST, (formerly known as USAA State Tax Free Trust) a statutory trust organized under the laws of the State of Delaware, and having a place of business in San Antonio, Texas (the “Trust”).

WHEREAS, the Trust has established one additional class of shares for 18 series as set forth below; and

WHEREAS, SAS and the Trust desire to amend the Agreement to clarify that SAS may, from time to time, delegate certain transfer agency services to third parties;

NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

1.  Additional Share Class:  The Trust desires to retain the Transfer Agent to render transfer agency services under the Agreement to the Adviser Shares of each fund set forth below in accordance with the fee schedule attached to the Agreement as Exhibit A.

ADVISER SHARES
California Bond Emerging Markets GNMA Trust Growth & Income High-Yield Opportunities Income International Intermediate-Term Bond New York Bond	Precious Metals and Minerals Science & Technology Short-Term Bond Tax Exempt Long-Term Tax Exempt Intermediate-Term Tax Exempt Short-Term Value Virginia Bond World Growth

2.  Section 19 of the Agreement is hereby replaced in its entirety by the following, which will now form Section 19 of the Agreement.

19.  USE OF THIRD PARTY SERVICES.

SAS may, from time to time, and without the prior consent of the Trust, enter into arrangements with one or more third parties (each an “Agent”) to perform on its behalf a portion or all of the functions under this Agreement for the Trust.  In no event shall the amount charged to the Trust exceed the amount set forth on Exhibit A for each series, as applicable.  SAS shall not be liable for any loss or expense arising out of, or in connection with, the actions or omissions to act of such Agents, provided that SAS acts in good faith and with reasonable care in the selection and retention of such Agents.

SAS may, without the prior consent of the Trust, enter into subcontracts, agreements and understandings with any SAS affiliate, whenever and on such terms and conditions as it deems necessary or appropriate to perform its services hereunder.

Please state below whether you are willing to render such services in accordance with the fee schedule attached hereto as Exhibit A and in accordance with the amended terms set forth above.

USAA MUTUAL FUNDS TRUST

By:       /s/ Christopher P. Laia                                                        By:  /s/ Daniel McNamara
             ------------------------------------------                                               ------------------------------------------------
Name:  Christopher P. Laia                                                             Name:  Daniel McNamara
Title:    Secretary                                                                              Title:    Vice President

Dated:  As of April 30, 2010

We are willing to render services to the Adviser Shares in accordance with the fee schedule attached to the Agreement as Exhibit A.

USAA TRANSFER AGENCY COMPANY

By: /s/ Christopher P. Laia                                                                 By: /s/ Terri L. Luensmann
       -------------------------------------------------------                                      -----------------------------------------------
Name:  Christopher P. Laia                                                                 Name: Terri L. Luensmann
Title:     Secretary                                                                                 Title:    Vice President

Dated: As of April 30, 2010